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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CREDO PETROLEUM CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CREDO PETROLEUM CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held March 20, 2008

        You are invited to attend or to be represented by proxy at the Annual Meeting of Shareholders of CREDO Petroleum Corporation, a Colorado corporation, to be held at the Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado, 80202, on March 20, 2008 at 2:30 p.m., MDT, for the purposes set forth below.

  1.
  To elect one Class III director to serve until the 2011 Annual Meeting of Shareholders.

  2.
  To ratify the appointment of the Company's independent registered public accounting firm, Hein & Associates, LLP, for the fiscal year 2008.

  3.
  To transact such other business as may properly come before the meeting and at all adjournments thereof.

        Shareholders of record at the close of business on February 5, 2008 are entitled to vote at the meeting and at all adjournments thereof. You are cordially invited to attend the meeting in person.

        Whether or not you plan to attend the meeting, it is important that you return your signed proxy. Your vote is important regardless of the number of shares you own.

BY ORDER OF THE BOARD OF DIRECTORS

David E. Dennis Secretary

February 5, 2008
Denver, Colorado

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY SO THAT YOUR VOTE CAN BE RECORDED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

You May Revoke Your Proxy And Vote In Person
If You Attend The Meeting.

CREDO PETROLEUM CORPORATION

1801 Broadway, Suite 900, Denver, Colorado 80202

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS, MARCH 20, 2008

GENERAL INFORMATION

        Your proxy in the enclosed form is solicited by the Board of Directors of CREDO Petroleum Corporation for use at the Annual Meeting of Shareholders to be held on Thursday, March 20, 2008 at 2:30 p.m., MDT, at the Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado 80202, and at all adjournments thereof. These proxy materials were first mailed to shareholders on or about February 25, 2008.

        Only shareholders of record at the close of business on February 5, 2008 will be entitled to vote at the meeting. On that date, there were 9,295,395 shares of common stock outstanding and entitled to vote, excluding 214,860 shares held in the Company's treasury.

        All shares represented by properly executed, unrevoked proxies timely received in proper form will be voted in accordance with the directions specified thereon. Any such proxy on which no direction is specified will be voted in favor of the election of the nominee named herein to the Board of Directors and for ratification of the appointment of Hein & Associates LLP as the Company's independent registered public accounting firm for fiscal 2008. In addition, all proxies will be voted in accordance with the judgment of the proxy holder with respect to any other matter which may properly come before the meeting. Any shareholder giving a proxy may revoke that proxy at any time before it is voted at the meeting by executing a later dated proxy, by voting by ballot at the meeting, or by filing an instrument of revocation with the inspector of election.

        The Company's Annual Report on Form 10-K (the "Annual Report"), which includes audited financial statements, is being mailed to shareholders of the Company simultaneously with this Proxy Statement. The Annual Report is not part of the Company's proxy soliciting materials.

VOTING INFORMATION

        The $.10 par value common stock of the Company is the only class of capital stock outstanding. Each outstanding share of common stock is entitled to one vote with respect to each matter to be voted on by the shareholders, which vote may be given in person or by proxy duly authorized in writing. Cumulative voting is not permitted. A quorum, being a majority of shares of outstanding common stock, is necessary in order for business to be transacted at the meeting. Abstentions and broker non-votes represented by submitted proxies will be included in the calculation of the number of the shares present at the meeting for the purposes of determining a quorum. "Broker non-votes" means shares held of record by a broker that are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion.

        Proposal One.    Directors are elected by a plurality and the nominee who receives the most votes will be elected. Proposal One is considered a "routine" matter under NASDAQ rules and, accordingly, brokerage firms and nominees have the authority to vote their customers' unvoted shares on Proposal One if the customers have not furnished voting instructions within a specified period of time prior to the Annual Meeting of Shareholders. Abstentions and broker non-votes will not affect the outcome of the vote on Proposal One.

        Proposal Two.    To be approved, the ratification of Hein & Associates, LLP, as the company's independent public accounting firm must receive the affirmative vote of the majority of the outstanding shares of common stock present in person or by proxy at the Annual Meeting of Shareholders and entitled to vote. Proposal Two is considered a "routine" matter under NASDAQ rules and, accordingly, brokerage firms and nominees have the authority to vote their customers' unvoted shares on Proposal Two if the customers have not furnished voting instructions within a specified period of time prior to the Annual Meeting of Shareholders. Abstentions and broker non-votes will not affect the outcome of the vote on Proposal Two.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The only persons known to own of record or beneficially more than 5% of the Company's common stock as of February 5, 2008 is set forth below. As of February 5, 2008 there were 9,295,395 shares of common stock outstanding.

Name and Address	Amount and Nature of Beneficial Ownership		Percent of Class
James T. Huffman 6919 S. Steele Street Centennial, Colorado 80122	1,173,555	(1)	12.5%

    (1)
    Mr. Huffman is the Company's Chief Executive Officer, President and Chairman of the Board of Directors. Includes 404,406 shares owned by members of Mr. Huffman's immediate family and 108,563 shares that are related to options currently exercisable, or exercisable within 60 days of February 5, 2008, by Mr. Huffman.

DIRECTORS AND OFFICERS
Election of Directors (Item 1 on Proxy Card)

        The Articles of Incorporation, as amended, classify members of the Board of Directors into three classes having staggered terms of three years each. The Board of Directors consists of six directors, including five independent directors, who have particular expertise in areas considered essential to the Company's business – namely land, petroleum engineering, legal and accounting. There is a vacancy on the Board of Directors in Class III due to the death of William Beach in December 2006. The Board of Directors is in the process of identifying a candidate with the business experience and qualifications necessary to fill the vacancy and serve as an independent director. The Board of Directors has affirmatively determined that Clarence H. Brown, Oakley Hall, William F. Skewes and Richard B. Stevens, who comprise a majority of the Board of Directors, are "independent" directors in accordance with NASDAQ standards.

        The director to be elected to the Board of Directors in Class III at the 2008 Annual Meeting of Shareholders will serve until the 2011 Annual Meeting of Shareholders and until his successor is duly elected and qualified. Class II and Class I directors will continue to serve until the 2009 and 2010 Annual Meetings of Shareholders, respectively, and until their successors are duly elected and qualified.

        The Class III nominee named below is presently a member of the Board of Directors. Unless your proxy contains contrary instructions, it will be voted FOR the nominee. Should the nominee become unable to serve, which is not anticipated, the proxy will vote for such substitute nominee as recommended by the Board of Directors. Any vacancy occurring in a class following the election of that class may be filled by the Board of Directors. A director selected to fill a vacancy in a class will hold office for a term expiring at the Annual Meeting of Shareholders at which the term of that class expires and until a successor is duly elected and qualified.

        The following table sets forth certain information with respect to each nominee and each director whose term of office will continue after the meeting.

Information Concerning Director Nominee and Continuing Directors

Name, Age, Position with Company and Term as Director	Business Experience and Directorships in Other Public or Investment Companies	Shares of Common Stock Owned Beneficially and Percent of Class(1)

CLASS III – NOMINEE FOR ELECTION AT THE 2008 ANNUAL MEETING WHOSE TERM WILL EXPIRE AT THE 2011 ANNUAL MEETING
Richard B. Stevens Age: 78; Director since 1987	Mr. Stevens has been an independent businessman and oil operator since July of 1987. From 1981 to July of 1987, Mr. Stevens was President and a member of the Board of Directors of SECO Energy Corporation.	383,104	4.1%	(3)
CLASS II – DIRECTORS WHOSE TERMS WILL EXPIRE AT THE 2009 ANNUAL MEETING
James T. Huffman Age: 60; Chairman of the Board, Chief Executive Officer and President, and Director since 1978	Mr. Huffman has been the Chairman of the Board of Directors, Chief Executive Officer and President of the Company since 1984.	1,173,555	12.5%	(2)(3)
Clarence H. Brown Age: 73; Director since 2000	Mr. Brown has been an independent businessman and oil operator since December of 2000. From 1989 until December of 2000, Mr. Brown was an Executive Vice President, Chief Operating Officer and member of the Board of Directors for Columbus Energy, Inc. Prior to 1989, Mr. Brown was the Chairman of the Board of Directors and Chief Executive Officer of Kimbark Oil and Gas Company.	91,080	1.0%	(3)
CLASS I – DIRECTORS WHOSE TERMS WILL EXPIRE AT THE 2010 ANNUAL MEETING
Oakley Hall Age: 61; Director since 2000	Mr. Hall has been an independent businessman and investor since July of 2000. Previously Mr. Hall was an audit partner with the accounting firm of PricewaterhouseCoopers.	113,333	1.2%	(3)(4)
William F. Skewes Age: 62; Director since 1980	Mr. Skewes has been an attorney in private practice since April of 1988. From 1977 until April 1988, Mr. Skewes was a partner in the Denver law firm of Kelly, Stansfield & O'Donnell.	140,301	1.5%	(3)
All Directors and Officers as a Group (six persons)		1,901,373	20.0%	(5)

(1)
Owned of record and beneficially unless otherwise indicated.

(2)
Includes 404,406 shares owned by members of Mr. Huffman's immediate family.

(3)
Includes the following shares subject to stock options which are currently exercisable, or exercisable within 60 days of February 5, 2008: Mr. Huffman-108,563 shares; Mr. Hall-13,333 shares; Mssrs. Stevens, Skewes and Brown-29,250 shares each.

(4)
Mr. Hall's shares are held in the name of an entity he controls.

(5)
Includes 209,646 shares subject to stock options which are currently exercisable, or exercisable within 60 days of February 5, 2008.

Information Concerning Other Executive Officers and Significant Employees

        In addition to the directors and executive officer listed above, the following persons are executive officers or significant employees as defined by Securities and Exchange Commission regulations.

Name	Position	Age	Work Experience
David E. Dennis(1)	Chief Financial Officer since August 2006 and Secretary since January 2007	66	Mr. Dennis has been the owner of Dennis & Company, PC, CPA, since 1989. Previously, he was a partner at Holben, Dennis & Company, PC from 1979 to 1989. Prior to that, he was Director in charge of the Rocky Mountain consulting practice for Coopers and Lybrand (now PricewaterhouseCoopers). He is a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants.
Kenneth J. DeFehr	Manager-Petroleum Engineering since October 1990	58
			Prior to joining the Company, and from 1982 until 1990, Mr. DeFehr was a Senior Reservoir Engineer for Axem Resources, Inc. Prior to that, Mr. DeFehr was a Reservoir Engineer for Phillips Petroleum Company. Mr. DeFehr is a Registered Professional Engineer.
Torie A. Vandeven	Manager-Geology and Exploration since August 1999	53
			Prior to joining the Company and from 1997 to 1998, Ms. Vandeven was a Regional Geologist for Key Production Company. From 1995 to 1997, Ms. Vandeven was a Senior Staff Geologist and from 1998 to 1999 a Regional Exploitation Geologist for Amoco Production Company. Prior to 1995, Ms. Vandeven was a Senior Staff Geologist for Santa Fe Minerals, Inc. Ms. Vandeven is a Certified Petroleum Geologist.

(1)
Mr. Dennis has no direct or beneficial ownership of the Company's stock.

Information Concerning Meetings of the Board of Directors and Board Committees

        The Board of Directors met three times during fiscal 2007. All directors were present at each of the meetings. It is Company policy that Board members attend the Annual Meeting of Shareholders unless health, family or other important personal matters prohibit such attendance. All members of the Board of Directors attended the Company's 2007 Annual Meeting of Shareholders.

        The Board of Directors has an Executive Committee consisting of Messrs. Hall, Huffman and Skewes. Mr. Hall and Mr. Skewes are "independent" directors in accordance with NASDAQ standards. The Executive Committee did not meet during fiscal 2007. There are no Compensation or Nominating Committees because such matters are considered by the Executive Committee or the entire Board of Directors. The Board of Directors believes that, due to their size and/or composition, either body is capable and qualified to fulfill the function of a separate Nominating Committee or Compensation Committee.

        The Audit Committee of the Board of Directors has three members: Mr. Hall, a retired CPA; Mr. Brown, a former oil company executive; and Mr. Skewes, an attorney in private practice. The Audit Committee met three times during fiscal 2007. Mr. Hall is a retired CPA and is a retired PricewaterhouseCoopers audit partner. He is Chairman of the Audit Committee and is qualified as an "audit committee financial expert" under the applicable Securities and Exchange Commission rules. Mr. Hall, Mr. Brown and Mr. Skewes are "independent" directors in accordance with NASDAQ standards.

Consideration of Director Nominees

Shareholder Nominees

        If a shareholder wishes to recommend a nominee for the Board of Directors, the shareholder should write to the Corporate Secretary of the Company at:

                CREDO Petroleum Corporation
                1801 Broadway, Suite 900
                Denver, Colorado 80202

        Shareholders should specify the name and address of the nominee and the qualifications of such nominee for membership on the Board of Directors. All such recommendations will be brought to the attention of the Company's Board of Directors.

Evaluating Nominees for Director

        Nominations for open positions on the Board of Directors may come from a variety of sources including business contacts of current and former directors or officers, the use of a professional search firm selected by the Board of Directors and shareholder nominations. In evaluating such nominations, the Board of Directors will seek to achieve a balance of knowledge, skills and experience on the Board. Each nominee will be considered based on the need or desire to fill existing vacancies or expand the size of the Board and otherwise to select nominees that best suit the Company's needs.

Director Qualifications

        Director candidates will be evaluated based on criteria developed by the Board of Directors from time to time for each individual vacancy. Qualifications that will be considered for all nominees include, but are not limited to:

  •
  the ability of the prospective nominee to represent the interests of the Company's shareholders;

  •
  the prospective nominee's personal and professional experience and expertise;

  •
  the prospective nominee's standards of integrity, commitment and independence of thought and judgment; and

  •
  the prospective nominee's ability to dedicate sufficient time, energy and attention to the performance of his or her duties.

Certain Relationships and Related Transactions

Transactions with Related Persons

        There were no related party transactions during 2007.

Review, Approval or Ratification of Transactions with Related Persons

        The Board of Directors has recognized that transactions between the Company and certain related persons present a heightened risk of conflicts of interest. In order to ensure that the Company acts in the best interest of its stockholders, the Board of Directors has delegated the review and approval of related party transactions to the Audit Committee. Any related party transaction required to be disclosed in accordance with applicable SEC regulations must be reviewed and approved by the Audit Committee. In reviewing a proposed transaction, the audit committee must (i) satisfy itself that it has been fully informed as to the related party's relationship and interest and as to the material facts of the proposed transaction and (ii) consider all of the relevant facts and circumstances available to the committee. After its review, the Audit Committee will only approve or ratify transactions that are fair to the Company and not inconsistent with the best interests of the Company and its stockholders.

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the reports of the Audit Committee and the Board of Directors acting as the Compensation Committee included elsewhere in this Proxy Statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the reports by reference therein.

Compensation Discussion and Analysis

Overview of Compensation Committee

        The Board of Directors (excluding Mr. Huffman with respect to Chief Executive Officer compensation and benefits) acting as the Compensation Committee (the "Compensation Committee") is responsible for establishing and administering a general compensation policy and program for the Company. The Compensation Committee possesses powers of administration under the Company's employee benefit plans, including the stock option plan, key employee retention plan and other employee benefit plans. Subject to the provisions of those plans, the Compensation Committee determines the individuals eligible to participate in the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised. The Compensation Committee may delegate its powers.

Executive Compensation Philosophy and Objectives

        The Compensation Committee is committed to a strong link between business performance and the attainment of strategic goals with the Company's compensation and benefit programs. The Company's compensation policy is designed to support the overall objective of maximizing the return to the Company's shareholders by:

  •
  Attracting, developing, rewarding, and retaining highly qualified and productive individuals.

  •
  Directly aligning compensation to both Company and individual performance.

  •
  Encouraging executive stock ownership to enhance a mutuality of interest with the Company's shareholders.

        This policy is intended to provide incentives that promote both the short-term and long-term financial objectives of the Company. Base salary and performance bonuses are designed to reward achievement of short-term objectives while long-term incentive compensation is intended to encourage executives to focus on the long-term goals of the Company.

Components of Executive Compensation

Base Salary

        The Compensation Committee periodically reviews the base salary of each executive officer and certain other significant employees. The base salary for each of our named executive officers is subjectively determined primarily on the basis of the following factors: experience, personal performance, contribution to our corporate performance, level of responsibility, duties and functions, breadth of knowledge, salary levels in effect for comparable positions within and without our industry and internal base salary comparability considerations. These base salaries are reviewed annually and may be adjusted in the discretion of the Compensation Committee, based upon the factors discussed in the previous sentence, as well as changes in the duties, responsibilities and functions of the executive officer, general changes in executive compensation, and our financial performance generally. The relative weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate. Due primarily to Mr. Huffman's intent to decline a base salary increase, and to Mr. Dennis' part-time status, no salary increases were granted to executive officers in fiscal year 2007.

Annual Cash Bonuses and Incentives

        Cash bonuses are awarded to executive officers and other significant employees to recognize and reward Company and individual performance. Performance bonuses to executive officers are subject to the discretion of the Board of Directors and focus on performance criteria including but not limited to: production volume, reserve replacement, finding costs, internal and external prospect generation and the Company's overall financial performance. Bonuses may be awarded at the discretion of the Company's Chief Executive Officer to other employees whose efforts and performance are judged to merit such bonuses. The Company anticipates that future annual bonuses, if any, will be determined at the end of each calendar year. The amount an individual may earn is directly dependent upon the individual's position, responsibility, and ability to impact the Company's operating and/or financial success. External market data is reviewed periodically to determine the competitiveness of the Company's compensation arrangements for its executive officers and other significant employees. Consistent with prior years, Mr. Huffman was awarded a discretionary bonus of $100,000. No other executive officer bonuses were granted.

Long-Term Incentive Compensation

        The purpose of the Company's stock option plan is to provide an incentive to personnel which correlates to the Company's long-term goal of maximizing shareholder value. In an effort to tie the Company's executive officers' and other significant employees' long-term economic interests directly to those of the Company's shareholders, the Company utilizes its stock option plan to encourage the Company's personnel to own and hold the Company's stock. The Company's stock option plan uses vesting periods to encourage long term affiliation with the Company. During 2007, the Compensation Committee did not grant any options to the Company's named executive officers.

Other Benefits

        The executive officers are entitled to the same benefits coverage as other employees of the company, including health insurance, participation in the Company's 401(K) plan and the reimbursement of ordinary and reasonable business expenses. The CEO receives other benefits as described in the Summary Compensation Table.

        The Company does not currently offer any deferred compensation program, supplemental executive retirement plan or any financial planning services for its executive officers.

        Mr. Huffman receives payments from oil and gas production based on overriding royalty or working interest ownership granted to him periodically by the Company. In fiscal 2007, such payments totaled $84,900.

Chief Executive Officer

        The Compensation Committee believes Mr. Huffman has done an outstanding job of leading and managing the Company. During the past five years, the Company has achieved significant annual increases in its production, reserves, revenue and net income. The Compensation Committee believes that Mr. Huffman has positioned the Company to maintain its growth rate while expanding and diversifying the volume and breadth of the Company's business in terms of geography, capital requirements, risk and reserve potential. Based upon the executive compensation criteria discussed above, the performance results of the Company in particular and when compared to compensation levels of chief executive officers for companies of a similar size to the Company, the Compensation Committee believes that Mr. Huffman's total compensation package ranks at the low end of the compensation scale. While the Compensation Committee believes that an increase in compensation is warranted for Mr. Huffman, he has declined significant increases. Cash compensation for Mr. Huffman during 2007 consisted of his $135,000 base salary, which was established in 2004 and has remained at that level, and a cash bonus of $100,000. Although the Compensation Committee did not award Mr. Huffman any equity-based incentives in 2007, it may do so in the future to provide incentive compensation and to further align his financial interests with those of the Company's shareholders.

Summary Compensation Table

        The following table sets forth the annual and long-term compensation received during the Company's last fiscal year for services in all capacities by the Chief Executive Officer and Chief Financial Officer. No other executive officer of the Company had annual compensation and/or long-term compensation, which when aggregated, was in excess of $100,000 for the fiscal year ended October 31, 2007.

	Annual Compensation
Name and Principal Position	Year	Salary		Bonus	All Other Compensation		Total
James T. Huffman, Chief Executive Officer	2007	$135,000		$100,000	$123,200	(1)	$358,200
David E. Dennis Chief Financial Officer	2007	$50,000	(2)	–	–		$50,000

(1)
Includes $84,900 payments from oil and gas production, $12,800 for company paid life insurance premiums, $10,700 for company paid health and disability insurance premiums, $9,000 for company 401(k) contributions, and $5,800 for company paid automobile and other expenses.

(2)
Mr. Dennis continues to devote substantial time to his CPA practice, in addition to his duties as Chief Financial Officer for CREDO.

Grants of Plan-Based Awards

        There were no grants of stock options to named executive officers during the fiscal year ended October 31, 2007.

Option Exercised and Stock Vested

        There were no option exercises by the named executive officers during fiscal year 2007.

Outstanding Equity Awards at Fiscal Year End

Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
James T. Huffman	108,563	(1)	–	$5.93	6/13/2013
David E. Dennis	–		–	–	–

(1)
This was a single grant on June 13, 2003, as adjusted for subsequent stock dividends and stock splits. The grant vested one third on the grant date, one third on each succeeding anniversary of the grant date, and became fully vested on June 13, 2005.

Compensation Committee Interlocks and Insider Participation

        The entire Board of Directors served as the Company's Compensation Committee, however, Mr. Huffman did not participate in any discussions or decisions regarding the Chief Executive Officer's compensation and benefits. No interlocking relationship exists between the members of the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

Compensation of and Agreements with Non-Employee Directors

        Non-employee directors receive $2,500 plus reimbursement for out-of-pocket expenses for each meeting of the Board of Directors (held at the Company's offices) attended and may be paid $100 per hour for committee meeting attendance or for consulting services provided at the request of the majority of the Board of Directors.

        Non-employee directors may also receive director compensation in the form of stock options granted under the Company's Stock Option Plan. The option exercise price is the price of the Company's common stock on the option grant date. The options typically vest in one-third increments beginning on the date of grant and then on each anniversary thereafter until fully vested. Except for Mr. Hall, who received a stock option grant of 20,000 shares on December 8, 2006, no stock options have been granted to non-employee directors since June 13, 2003.

        During fiscal 2007, the following compensation was issued:

Name	Fees Earned or Paid in Cash	Stock Option Awards(1)(3)		Total
Richard B. Stevens	$7,500			$7,500
Clarence H. Brown	$7,500			$7,500
Oakley Hall	$7,500	37,500	(2)	$45,000
William F. Skewes	$7,500			$7,500

(1)
Stock options granted to non-employee directors typically vest in one-third increments beginning on the date of grant and then on each anniversary thereafter until fully vested. The fair value of stock options granted was measured as of the date of grant using a Black-Scholes option-pricing model. Additional information regarding the assumptions used to estimate the fair value of all stock option awards is contained within the company's 2007 Annual Report on Form 10-K.

(2)
Reflects the fiscal year 2007 FASB SFAS 123(R) expense associated with an award of 20,000 stock options.

(3)
As of October 31, 2007, outstanding option awards to non-employee directors totaled 108,500, of which 101,833 are currently exercisable, or exercisable within 60 days of February 5, 2008. The weighted average grant date fair value of outstanding options held by non-employee directors at October 31, 2008 was $2.69 per share, as measured using the Black-Scholes option-pricing model at the date of grant. Additional information regarding the assumptions used to estimate the fair value of all stock option awards is contained within the company's 2007 Annual Report on Form 10-K.

        The Company's By-laws provide for indemnification of its officers and directors. The By-laws require the Company to indemnify such officers and directors to the fullest extent permitted by Colorado Law and to advance expenses in connection with certain claims against the officers and directors.

Equity Compensation Plan Information

        The company has two equity incentive compensation plans that have been approved by the stockholders under which shares of the company's common stock have been authorized for issuance to directors, officers, employees, advisors and consultants:

  •
  the 1997 Stock Option Plan, which expired July 29, 2007. No additional options can be granted under the 1997 Plan. However all outstanding options granted under the 1997 Plan will continue to be governed by the provisions of the 1997 Plan.

  •
  the 2007 Stock Option Plan approved by the shareholders at the March 22, 2007 Annual Meeting. 1,000,000 shares are authorized for issuance under the 2007 Plan.

        The following table sets forth information, as of October 31, 2007, with respect to the Company's compensation plans under which Common Stock is or was authorized for issuance and is outstanding.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted-Average Per Share Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under the Equity Compensation Plan(s)(1) (c)
Equity compensation plans approved by security holders	270,251	$6.94	1,000,000
Equity compensation plans not approved by security holders	–	–	–

Total	270,751	$6.94	1,000,000

(1)
Excluding securities reflected in column (a).

Potential Payments upon Termination of Change in Control

Key Employee Retention Plan

        The Company has established a Key Employee Retention Plan (the "Plan") for certain of its employees and the named chief executive officer. The purpose of the Plan is to provide a bonus incentive to certain key employees to remain in the employ of the Company during periods when there is a potential for a change in control of the Company. Employees who are participants in the Plan are entitled to receive qualified payments equal to their current monthly base salary plus the greater of (i) one-twelfth of their prior year bonus or (ii) one-twelfth of the average of their prior three years bonus times their years of service with the Company, or such greater amount as the Board of Directors may deem appropriate considering the circumstances, in the event that their employment is terminated within two years after a change in control of the Company (a) without "cause" by the new controlling party or (b) for "good reason" by the employee (e.g. an adverse change in the officer's status after a change in control), each as defined in the agreement. In addition, all insurance and fringe benefits will be provided for a period equal to the greater of one month of coverage for each year of employment with the Company or 24 months of coverage.

        A change in control is defined to include (i) any person or group becomes the beneficial owner, directly or indirectly of 30% or more of the outstanding voting stock of the Company, (ii) the stockholders of the Company approve a merger, combination or consolidation of the Company with any other entity resulting in the voting securities of the Company immediately prior to the transaction representing less than 51% of the merged, combined or consolidated securities, (iii) any transaction (or combination of transactions) is consummated for the sale, disposition or liquidation of at least 50% of the company's net assets, or (iv) election of one-third of the members of the Company's Board of Directors proposed by any party or group nominating directors in opposition to the directors nominated for election by the Company.

        The following table presents the amount of compensation payable to Mr. Huffman if the triggering termination event had occurred on the last day of the Company's most recently completed fiscal year, October 31, 2007.

Name	Salary	Bonus	All Other Compensation	Total
James T. Huffman	$135,000	$100,000	$38,200	$273,200

        The above amounts are annual totals which would be paid to Mr. Huffman on a monthly basis for a period of 30 months, with the aggregate amount payable to Mr. Huffman under the plan being $683,000. Oil and gas production payments are not governed by the Key Employee Retention Plan.

Compensation Committee Report

        The independent members of the Board of Directors, acting as the Compensation Committee, reviewed and discussed the above Compensation Discussion and Analysis with the Company's management. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE BOARD OF DIRECTORS (EXCEPT MR. HUFFMAN) ACTING AS THE COMPENSATION COMMITTEE:

  Clarence H. Brown
  Oakley Hall
  William F. Skewes
  Richard B. Stevens

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Item 2 on Proxy Card)

        The Board of Directors has appointed Hein & Associates LLP as the Company's independent registered public accounting firm for fiscal 2008. Representatives of Hein & Associates LLP will be present at the Annual Meeting of Shareholders to make any statement they so desire and to be available to answer appropriate shareholder questions.

        In the event this proposal is defeated, the shareholder vote will not be binding on the Company but may be considered by the Audit Committee when it considers selecting other auditors for the next fiscal year. However, because of the difficulty and expense of making any substitution of auditors after the beginning of the fiscal year, Hein & Associate's appointment for the 2008 fiscal year will be permitted to stand unless the Audit Committee finds other reasons for making a change.

        In the absence of contrary instructions by a shareholder, the shares represented by the proxy will be voted FOR the ratification of the appointment of Hein & Associates LLP as the Company's independent registered pubic accounting firm for fiscal 2008.

Audit Fees

        The aggregate fees billed or expected to be billed for professional services rendered by Hein & Associates LLP for its audit of the Company's annual financial statements included in the Company's Annual Report on Form 10-K, its audit of internal controls, and its reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q were $248,000 and $235,000 for fiscal 2007 and 2006, respectively. Approximately $91,000 and $135,000 for 2007 and 2006, respectively, was related to its audit of the Company's compliance with Sarbanes-Oxley requirements.

Audit-Related Fees

        The aggregate fees billed for audit-related services by Hein & Associates LLP totaled $7,000 in fiscal 2006. No audit related services were provided in fiscal 2007.

Tax Fees

        Hein & Associates LLP provided no tax services to the Company during fiscal 2007 and 2006.

All Other Fees

        Hein & Associates LLP provided no services during fiscal 2007 and 2006 other than the services described above.

Policies and Procedures for Approval of Audit and Non-Audit Services

        The Audit Committee pre-approves all audit and non-audit services expected to be performed by Hein & Associates LLP in any fiscal year. In addition, the Audit Committee has delegated authority to its Chairman to pre-approve additional non-audit services by Hein & Associates LLP, and ensures that the independent registered public accounting firm shall not be engaged to perform the specific non-audit services that are prohibited by law or regulation. The Audit Committee Chairman must report any such additional pre-approved services at the next scheduled Audit Committee meeting. There were no hours expended on the Hein & Associates LLP audit of the Company's most recent financial statements by persons other than Hein & Associates LLP's full-time, permanent employees.

        The Audit Committee has concluded that non-audit services rendered by Hein & Associates LLP and the related fees paid to Hein & Associates LLP are compatible with maintaining Hein & Associates LLP's independence.

        The Board of Directors recommends a vote FOR this proposal and will be governed by the decision of a majority of shares voting.

Audit Committee Report

        The responsibilities of the Audit Committee are set forth in the Audit Committee Charter which was revised February 12, 2007 and adopted by the Board of Directors and was included as an Appendix to the 2007 Proxy Statement. In the future, the Audit Committee Charter will be included in the Proxy Statement at least once every three years. The Audit Committee reviews and reassesses the adequacy of its Charter on an annual basis. The Company's Audit Committee Charter is posted on the Company's internet website (www.credopetroleum.com). In addition, a copy of the Audit Committee Charter can be obtained from the Company, without charge, by written request to the Chief Financial Officer at the Company's address.

        The Audit Committee met three times during fiscal 2007 and has met twice since fiscal 2007 year-end. The Audit Committee reviewed and discussed the Company's audited financial statements for fiscal 2007 with management and the Company's independent registered public accounting firm, and discussed with the Company's independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61. The Committee has received from the independent registered public accounting firm appropriate disclosures regarding their independence as required by Independence Standards Board Standard No. 1 and has discussed with them their independence. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements for the year ended October 31, 2007 be included in the Company's Annual Report on Form 10-K.

Submitted by the Audit Committee of the Board of Directors

  Oakley Hall, Chairman
  Clarence H. Brown
  William F. Skewes

CODE OF ETHICS

        The Company has adopted a Code of Ethics that applies to, among others, its principal executive, financial and accounting officers, and other persons, if any, performing similar functions. The Company's Code of Ethics is posted on the Company's

Internet website (www.credopetroleum.com). In addition, a copy of the Code of Ethics can be obtained from the Company, without charge, by written request to the Chief Financial Officer at the Company's address.

        Any amendment to the Company Code of Ethics will be posted on the company's website (www.credopetroleum.com).

MANNER AND EXPENSES OF SOLICITATION

        Solicitation of proxies will be by mail. The total expenses of such solicitation will be borne by the Company and will include reimbursement of brokerage firms and others for their expenses in forwarding solicitation material regarding the meeting to beneficial owners. Solicitation of proxies may be made by telephone or oral communication by regular employees of the Company who will not be directly compensated. In addition, the Company may choose to employ a proxy solicitor. Costs of a proxy solicitor, if any, will be paid by the Company and should not exceed $100,000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file initial reports of ownership and reports of changes in ownership of the Company's common stock with the Securities and Exchange Commission. Such persons are required to furnish the Company with copies of all Section 16(a) forms that they file. Based upon a review of these filings and written representations by such persons, the Company believes that its directors and executive officers were in compliance with all filing requirements pursuant to Section 16(a) during fiscal 2007.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
AND SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Any proposal which a shareholder intends to present for consideration and action at the next Annual Meeting of Shareholders must be received in writing by the Company at 1801 Broadway, Suite 900, Denver, Colorado, 80202 no later than October 16, 2008 and must conform to applicable Securities and Exchange Commission rules and regulations. If a shareholder does not seek inclusion of a proposal in the proxy material and submits the proposal outside the process described in Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, the proposal must be received by the Company's Secretary on or before December 31, 2008. If the proposal is not received by that date, the Board of Directors will be allowed to use its discretionary voting authority as to the proposal when it is raised at the Annual Meeting of Shareholders. Nothing in this paragraph shall be deemed to require the Company to permit presentation of a shareholder proposal, or to include in the Company's proxy materials relating to the 2008 Annual Meeting of Shareholders, any shareholder proposal that does not meet all of the requirements for presentation or inclusion established by the regulations of the Securities and Exchange Commission in effect at that date.

        The Board of Directors attends each Annual Meeting and the individual directors are available to answer appropriate questions. Appropriate questions generally relate to the Board's responsibility to establish overall policy and direction for the Company, its responsibility to retain and evaluate management, and its responsibilities related to certain functions related to the Audit Committee. In the past five years, the Company has not received any formal shareholder communications addressed to the Board of Directors or its members. Shareholders may send communications to the Board of Directors addressed to the attention of the Chairman of the Executive Committee of the Board of Directors at the Company's business address. The Chairman of the Executive Committee will log and retain all such communications. Those communications that the Chairman, in his sole judgment, believes are (i) within the scope of the Board of Directors' responsibility, (ii) credible, and (iii) material, or potentially material, will be presented to the full Board of Directors at its next succeeding regular quarterly meeting. The Board of Directors will then determine, in its sole judgment, whether a response is appropriate.

OTHER MATTERS

        The Company does not know of any matters other than the election of directors and the ratification of the Company's independent registered accounting firm to be brought before the Annual Meeting of Shareholders. If any other matters not mentioned in this proxy statement are properly brought before the Annual Meeting of Shareholders, the individuals named in the enclosed proxy will use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

HOUSEHOLDING INFORMATION

        The Security and Exchange Commission permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to those stockholders. This process, which is commonly referred to as "householding", is intended to reduce the volume of duplicate information stockholders receive and also reduce expenses for companies. While the Company does not utilize householding, some intermediaries may be "householding" our proxy materials and annual report. Once you have received notice from your broker or another intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you hold your shares through an intermediary that sent a single proxy statement and annual report to multiple stockholders in your household, we will promptly deliver a separate copy of each of these documents to you if you send a written request to us at our address appearing on the first page of this proxy statement to the attention of the Corporate Secretary. If you hold your shares through an intermediary that is utilizing householding and you want to receive separate copies of our annual report and proxy statement in the future, you should contact your bank, broker or other nominee record holder.

PROXY	CREDO PETROLEUM CORPORATION	PROXY
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of CREDO Petroleum Corporation (the "Company") acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held March 20, 2008, at 2:30 p.m., MDT, at the Brown Palace Hotel, 321 Seventeenth Street, Denver, Colorado 80202, and hereby appoints Oakley Hall or William F. Skewes with the power of substitution, as Proxy to vote all the shares of the undersigned at said Annual Meeting of Shareholders and at all adjournments thereof, hereby ratifying and confirming all that said Proxy may do or cause to be done by virtue thereof. The above named Proxy is instructed to vote all of the undersigned's shares as follows:

1.	Election of Directors:	☐	FOR the Class III nominee (except as marked to the contrary below)
		☐	WITHHOLD AUTHORITY to vote for the Class III nominee listed below
Richard B. Stevens
2.	Proposal to ratify appointment of Hein & Associates LLP as the Company's independent registered public accounting firm for fiscal 2008:
		☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.
Dated this	day of	, 2008.

Signature
Signature
Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder must sign. Executors, trustees and other fiduciaries should so indicate when signing.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held March 20, 2008
VOTING INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
DIRECTORS AND OFFICERS Election of Directors (Item 1 on Proxy Card)
Information Concerning Director Nominee and Continuing Directors
Information Concerning Other Executive Officers and Significant Employees
Information Concerning Meetings of the Board of Directors and Board Committees
Consideration of Director Nominees
Certain Relationships and Related Transactions
Compensation Discussion and Analysis
Summary Compensation Table
Grants of Plan-Based Awards
Option Exercised and Stock Vested
Outstanding Equity Awards at Fiscal Year End
Compensation Committee Interlocks and Insider Participation
Compensation of and Agreements with Non-Employee Directors
Equity Compensation Plan Information
Potential Payments upon Termination of Change in Control
Compensation Committee Report
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Item 2 on Proxy Card)
Audit Fees
Audit-Related Fees
Tax Fees
All Other Fees
Policies and Procedures for Approval of Audit and Non-Audit Services
Audit Committee Report
CODE OF ETHICS
MANNER AND EXPENSES OF SOLICITATION
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING AND SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
OTHER MATTERS
HOUSEHOLDING INFORMATION